As filed with the Securities and Exchange Commission on August 10, 2009

Registration No.  333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NOVAMED, INC.

(Exact name of registrant as specified in its charter)

Delaware	36-4116193
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

980 North Michigan Avenue Suite 1620
Chicago, Illinois	60611
(Address of principal executive offices)	(Zip Code)

NOVAMED, INC. SECOND AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN

(Full title of plan)

Thomas S. Hall

President, Chief Executive Officer and Chairman of the Board

NovaMed, Inc.

980 North Michigan Avenue, Suite 1620

Chicago, Illinois 60611

(Name and address of agent for service)

(312) 664-4100

(Telephone number, including area code, of agent of service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  (Check one:)

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, $0.01 par value	1,000,000	$4.52	$4,515,000	$252

(1)           The Registrant previously registered 1,400,000 shares of Common Stock to be offered or issued pursuant to the Registrant’s 2005 Stock Incentive Plan on Form S-8 (File No. 333-129259).  Since the filing of that registration statement, the 2005 Stock Incentive Plan was amended and restated effective as of December 12, 2006 and subsequently amended and restated a second time effective May 20, 2009.  The shares of Common Stock issuable pursuant to the Second Amended and Restated 2005 Stock Incentive Plan registered on this registration statement are in addition to shares of Common Stock registered on Form S-8 (File No. 333-129259).  In addition, in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover an indeterminate number of additional shares of Common Stock, which may be issued pursuant to the NovaMed, Inc. Second Amended and Restated 2005 Stock Incentive Plan to prevent dilution from stock splits, stock dividends or similar transactions.

(2)           Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act on the basis of the average high and low sale prices reported for shares of the Registrant’s Common Stock on the NASDAQ Global Select Market on August 10, 2009.  Pursuant to General Instruction E of Form S-8, the registration fee is calculated with respect to the additional securities registered on this Form S-8 only.

INCORPORATION BY REFERENCE

In accordance with General Instruction E to Form S-8, the contents of the registration statement filed by the Registrant with the Securities and Exchange Commission (the “Commission”) (File No. 333-129259), with respect to securities offered pursuant to the Registrant’s 2005 Stock Incentive Plan are hereby incorporated by reference.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 6.    Indemnification of Directors and Officers.

As permitted by the Delaware General Corporation Law, the Registrant’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) provides that its directors will not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•                  for any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•                  or acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•                  under Section 174 of the Delaware General Corporation Law, relating to unlawful payment of dividends or unlawful stock purchase or redemption of stock; or

•                  for any transaction from which the director derives an improper personal benefit.

In addition, the Registrant’s Certificate of Incorporation provides for the indemnification for each person who is or was a director or officer of the Registrant and each person who serves or served at the request of the Registrant as a director, officer or partner of another enterprise to the fullest extent authorized by the Delaware General Corporation Law.  There is no pending litigation or proceeding involving any of the Registrant’s directors, officers, employees or other agents as to which indemnification is being sought nor is the Registrant aware of any pending or threatened litigation that may result in claims for indemnification.

Item 8.    Exhibits

EXHIBIT NUMBER	DESCRIPTION

4.1

Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Amendment No. 2 to the Registrant’s registration statement on Form S-1 filed on July 27, 1999 (File No. 333-79271))

4.2	By-Laws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s current report on Form 8-K filed on October 25, 2007 (File No. 000-26625)

4.3

Specimen Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed on July 6, 1999 (File No. 333-79271))

4.4

NovaMed, Inc. Second Amended and Restated 2005 Stock Incentive Plan (incorporated by reference to Appendix A to the Registrant’s definitive proxy statement on Schedule 14A filed on April 22, 2009 (File No. 000-26625)

5.1	Opinion of DLA Piper LLP (US) as to the legality of the securities being registered

23.1	Consent of BDO Seidman LLP

23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

24.1	Power of attorney (included on the signature page of this registration statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, Illinois, on the 10th day of August, 2009.

NOVAMED, INC.

By:	/s/ THOMAS S. HALL
Thomas S. Hall
President, Chief Executive Officer and
Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ THOMAS S. HALL	President, Chief Executive Officer	August 10, 2009
Thomas S. Hall	(Principal Executive Officer),
Chairman of the Board and a Director

/s/ SCOTT T. MACOMBER	Executive Vice President and Chief Financial Officer	August 10, 2009
Scott T. Macomber	(Principal Financial Officer)

/s/ JOHN P. HART	Vice President, Corporate Controller	August 10, 2009
John P. Hart	(Principal Accounting Officer)

POWER OF ATTORNEY

We, the undersigned officers and directors of NovaMed, Inc., do hereby constitute and appoint Thomas S. Hall and Scott T. Macomber or either of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite are necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ THOMAS S. HALL	President, Chief Executive Officer	August 10, 2009
Thomas S. Hall	(Principal Executive Officer), Chairman of the Board and a Director

/s/ SCOTT T. MACOMBER	Executive Vice President and Chief Financial	August 10, 2009
Scott T. Macomber	Officer (Principal Financial Officer)

/s/ JOHN P. HART	Vice President, Corporate Controller	August 10, 2009
John P. Hart	(Principal Accounting Officer)

/s/ ROBERT J. KELLY	Lead Director	August 10, 2009
Robert J. Kelly

/s/ R. JUDD JESSUP	Director	August 10, 2009
R. Judd Jessup

/s/ SCOTT H. KIRK, M.D.	Director	August 10, 2009
Scott H. Kirk

/s/ STEVEN V. NAPOLITANO	Director	August 10, 2009
Steven V. Napolitano

/s/ C.A. LANCE PICCOLO	Director	August 10, 2009
C.A. Lance Piccolo

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

4.1

Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Amendment No. 2 to the Registrant’s registration statement on Form S-1 filed on July 27, 1999 (File No. 333-79271))

4.2	By-Laws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s current report on Form 8-K filed on October 25, 2007 (File No. 000-26625)

4.3

Specimen Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed on July 6, 1999 (File No. 333-79271))

4.4

NovaMed, Inc. Second Amended and Restated 2005 Stock Incentive Plan (incorporated by reference to Appendix A to the Registrant’s definitive proxy statement on Schedule 14A filed on April 22, 2009 (File No. 000-26625)

5.1	Opinion of DLA Piper LLP (US) as to the legality of the securities being registered

23.1	Consent of BDO Seidman LLP

23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

24.1	Power of attorney (included on the signature page of this registration statement)